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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


Date of Report (Date of earliest event reported): April 11, 1997


Exact name of registrant as specified in its charter: T. ROWE
PRICE REALTY INCOME FUND III, AMERICA'S SALES-COMMISSION-FREE
REAL ESTATE LIMITED PARTNERSHIP

State or other Jurisdiction of Incorporation or Organization:
Delaware

I.R.S. Employer Identification No.: 52-1512713

Commission File Number:  0-16542

Address of principal executive offices:  100 East Pratt Street,
Baltimore, Maryland  21202

Registrant's telephone number, including area code: 1-800-638-5660


Former name of former address, if changes since last report:
Not Applicable















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Item 5.   Other Events.

On April 11, 1997, T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership ("the Partnership") entered into a definitive agreement to sell the following real property assets of the Partnership, constituting substantially all of its assets (the "Assets"), to Glenborough Realty Trust Incorporated, a Maryland corporation, and Glenborough Properties, L.P., a California limited partnership corporation ("Purchaser"): Scripps Terrace, Clark Avenue, River Run, a 50% interest in Westbrook Commons, a 30% interest in Tierrasanta, Wood Dale, Winnetka and Riverview, all for the purchase price of $36.0 million, on substantially the terms and conditions set forth in an Asset Purchase Agreement between the Partnership and Purchaser.

Completion of the transaction is subject to the usual conditions for such transactions, although there is no financing contingency. A majority in interest of the Partnership's limited partners must also approval the sale. There is no assurance the transaction will be consummated.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has daily caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         T. ROWE PRICE REALTY INCOME FUND III,
                         AMERICA'S SALES-COMMISSION-FREE REAL
                         ESTATE LIMITED PARTNERSHIP
                              By:  T. Rowe Price Realty Income
                              Fund III Management,
                              Inc., as General Partner



                                   By:  /s/Lucy B. Robins
                                        Lucy B. Robins
                                        Vice President







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